EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)Registration Statement (Form S-8 No. 333-252734) pertaining to the 2021 Incentive Award Plan of UGI Corporation,

2)Registration Statement (Form S-3 No. 333-279686) of UGI Corporation,

3)Registration Statement (Form S-8 No. 333-186178) pertaining to the 2013 Omnibus Incentive Compensation Plan of UGI Corporation,

4)Registration Statement (Form S-8 No. 333-167099) pertaining to the Savings Plan of UGI Utilities, Inc., and AmeriGas Propane, Inc., and

5)Registration Statements (Form S-8 No. 333-142010 and Form S-8 No. 333-118147) pertaining to the Amended and Restated 2004 Omnibus Equity Compensation Plan of UGI Corporation;

of our report dated November 26, 2024, except for Note 22, as to which the date is November 21, 2025, with respect to the consolidated financial statements and schedules of UGI Corporation and subsidiaries included in this Annual Report (Form 10-K) of UGI Corporation and subsidiaries for the year ended September 30, 2025.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
November 21, 2025